OFFICE LEASE


                             Between
                   JACKSONVILLE CENTER, INC.,

                            Landlord,


                               and


                      AMERICA ONLINE, INC.,

                             Tenant

                       TABLE OF CONTENTS

1.   Lease of Premises . . . . . . . . . . . . . . . . . . . .  1

2.   Definitions . . . . . . . . . . . . . . . . . . . . . . .  1

3.   Base Rent . . . . . . . . . . . . . . . . . . . . . . . .  7

4.   Additional Rent . . . . . . . . . . . . . . . . . . . . .  8

5.   Use of Premises . . . . . . . . . . . . . . . . . . . . . 10

6.   Tenant Improvements and Delivery of Possession. . . . . . 11

7.   Services. . . . . . . . . . . . . . . . . . . . . . . . . 13

8.   Condition and Care of Premises; Landlord's and Tenant's
     Maintenance Obligations and Landlord's Refurbishment. . . 14

9.   Surrender of Premises . . . . . . . . . . . . . . . . . . 16

10.  Holding Over. . . . . . . . . . . . . . . . . . . . . . . 16

11.  Rules and Regulations . . . . . . . . . . . . . . . . . . 17

12.  Rights Reserved to Landlord . . . . . . . . . . . . . . . 17

13.  Alterations . . . . . . . . . . . . . . . . . . . . . . . 18

14.  Assignment and Subletting . . . . . . . . . . . . . . . . 18

15.  Waiver of Certain Claims;   Indemnity by Tenant and
     Landlord. . . . . . . . . . . . . . . . . . . . . . . . . 20

16.  Damage or Destruction by Casualty . . . . . . . . . . . . 21

17.  Eminent Domain. . . . . . . . . . . . . . . . . . . . . . 22

18.  Default; Rights and Remedies. . . . . . . . . . . . . . . 23

19.  Subordination.. . . . . . . . . . . . . . . . . . . . . . 26

20.  Mortgagee Protection. . . . . . . . . . . . . . . . . . . 27

21.  Insurance and Subrogation . . . . . . . . . . . . . . . . 28

22.  Nonwaiver.. . . . . . . . . . . . . . . . . . . . . . . . 29

23.  Estoppel Certificate. . . . . . . . . . . . . . . . . . . 30

24.  Corporate Authority . . . . . . . . . . . . . . . . . . . 30

25.  Real Estate Brokers . . . . . . . . . . . . . . . . . . . 30

26.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 30

27.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . 31

28.  Landlord. . . . . . . . . . . . . . . . . . . . . . . . . 32

29.  Title and Covenant Against Liens. . . . . . . . . . . . . 32

30.  Signage . . . . . . . . . . . . . . . . . . . . . . . . . 32

31.  Exculpatory Provisions. . . . . . . . . . . . . . . . . . 33

32.  Hazardous Substances. . . . . . . . . . . . . . . . . . . 33

33.  Radon Gas . . . . . . . . . . . . . . . . . . . . . . . . 34

34.  Competitors . . . . . . . . . . . . . . . . . . . . . . . 34

35.  Tenant's Supplemental Equipment . . . . . . . . . . . . . 34

36.  ADA Requirements. . . . . . . . . . . . . . . . . . . . . 37

37.  Contingencies . . . . . . . . . . . . . . . . . . . . . . 37


Exhibit A      Premises
Exhibit A-1    Premises depicting Phase 1 Space and Phase 2 Space
Exhibit A-2    Site Plan Showing Tenant's Parking Area
Exhibit A-3    Temporary Space
Exhibit B      Rules and Regulations
Exhibit C      Annual and Monthly Base Rent
Exhibit D      Description of the Plans

OFFICE LEASE


     THIS OFFICE LEASE (the "Lease"), made effective as of May 17, 1995 (the "Effective Date"), by and between JACKSONVILLE CENTER,
INC., a Florida corporation ("Landlord"), and AMERICA ONLINE, INC., a Delaware corporation ("Tenant").

WITNESSETH:

     1.   Lease of Premises; Option to Extend Term.

          (a) Premises; Term. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises as outlined on the floor plan attached hereto as Exhibit A (herein called "Premises") on the first floor of the office building located at One
Imeson Park Boulevard, Jacksonville, Florida, and known as One
Imeson
Place (herein called "Building"), which Premises is comprised of the
"Phase 1 Space" and the "Phase 2 Space," both as shown on the floor plan attached hereto as Exhibit A-1, for a term (herein called "Initial Term") of seven (7) Lease Years (the term "Lease Year" is defined below) commencing on the date(s) on which Landlord shall deliver to Tenant possession of the Phase 1 Space of the Premises or portions thereof in accordance with Section 6 hereof (herein called "Commencement Date"), and ending seven (7) Lease Years thereafter (herein called "Expiration Date"), unless sooner terminated as provided herein, paying as rent therefor the sums hereinafter provided, without any setoff, abatement, counterclaim or deduction whatsoever except as specifically provided herein.
The
Premises shall also be deemed to include Tenant's exclusive right to use up to 1,000 standard parking spaces within the area labeled "Tenant's Parking Area" on the site plan attached hereto as Exhibit A-2; provided, however, that Landlord reserves the right to restripe and/or reconfigure (but not relocate) Tenant's Parking Area from time to time so long as Tenant's Parking Area at all times includes no less than 1,000 standard parking spaces and that any such restriping or reconfiguration does not unduly inconvenience Tenant and Tenant's employees, contractors and invitees or materially and adversely affect Tenant's business. For purposes of this Section, "standard parking spaces" shall mean parking spaces sufficiently large to meet the requirements of applicable code, including a sufficient number of handicap spaces to meet the requirements of applicable code. Tenant and Tenant's employees shall be entitled to park in all areas of the parking lot serving the Building not reserved for use by other tenants of the Building or otherwise restricted by Landlord from time to time in Landlord's sole discretion.

          (b) Tenant's Option to Extend the Term. Provided that Tenant is not in default of any term, condition or covenant contained in this Lease beyond any applicable grace or cure period at the time of exercise of the option to extend the Term, Tenant shall have the option of renewing the term of this Lease for one (1) additional period of three (3) Lease Years (the "Renewal Term") on the same terms and conditions as provided herein. The Annual Base Rent and Monthly Base Rent for the Renewal Term shall be as provided on Exhibit C attached hereto and made a part hereof. (The Initial Term and the Renewal Term, if Tenant's renewal option is properly and timely exercised, are together referred to herein as the "Term.") Notice of the exercise of such option shall be given by Tenant to Landlord in writing not later than two hundred seventy (270) days prior to the expiration of the Initial Term. In the event that Tenant shall fail to give timely and proper written notice of its intent to exercise such option, Tenant shall be deemed irrevocably to have waived any right to extend the Term.

     2.   Definitions.  As used in this Lease:

          (a) "Annual Base Rent" shall mean such amounts as are listed on Exhibit C attached hereto and made a part hereof.

          (b) "Monthly Base Rent" shall mean such amounts as are listed on Exhibit C attached hereto and made a part hereof.

          (c) "Permitted Use" shall mean general office uses, including, but not limited to, a call center for technical customer support, for billing and sales support and for such other related office uses as are necessary to conduct Tenant's business. Tenant may furnish the breakrooms within the Premises with refrigerators, microwave ovens, dishwashers and other typical kitchen appliances, other than conventional ovens, stoves, hot plates or other appliances that Landlord reasonably determines may create a safety risk.

          (d) "Brokers" shall mean Phoenix Realty Group, Inc., as Landlord's agent, and Locations for Lease, Inc., as Tenant's agent.

          (e) "Initial Monthly Estimate" shall mean Seven Thousand Three Hundred Ten and 56/100 Dollars ($7,310.56), which amount is equal to the Rentable Area of the Premises multiplied by $.07917. Notwithstanding the foregoing, until delivery of possession of the Phase 2 Space to Tenant in accordance with the terms and provisions of this Lease, the "Initial Monthly Estimate" shall mean Four Thousand Two Hundred Eighty-Six and 58/100 Dollars ($4,286.58), which amount is equal to the Phase 1 Space Rentable Area multiplied by $.07917.

          (f) "Rentable Area of the Building" shall mean the sum of the rentable areas on all floors of the Building computed by measuring to the center line of the exterior wall on each entire floor, excluding all common and public areas in the Building. No deduction shall be made for Building columns or projections. Rentable Area of the Building shall be deemed to be 1,640,134 square feet; provided, however, that either party may elect, at its sole cost and expense, to have the Building measured, in accordance with the foregoing standards and within sixty (60) days of the Effective Date, by a duly licensed architect reasonably acceptable to the approved in writing by the other party, and the result of such measurement shall, if different from the foregoing figure, be deemed to be the Rentable Area of the Building.

          (g) "Rentable Area of the Premises" shall mean (A) as to any portion of the Premises consisting of an entire floor, the area of the entire floor measured to the center line of the exterior walls; and (B) as to any portion of the Premises consisting of less than an entire floor, the area measured from the center line of the exterior wall to the center line of all demising partitions and to the outside face of corridor partitions. No deduction shall be made for Building columns or projections. Rentable Area of the Premises shall be deemed to be 92,340 square feet; Rentable Area of the Phase
1 Space shall be deemed to be 54,144 square feet (the "Phase 1
Space
Rentable Area"); and Rentable Area of the Phase 2 Space shall be deemed to be 38,176 square feet.

          (h) "Rentable Area of the Building Office Space" shall mean the area of all rentable office space in the Building measured in accordance with the measurement standards for the Rentable Area of the Premises. Rentable Area of the Building Office Space shall be deemed to be 184,680 square feet.

          (i) "Tenant's Proportionate Share" shall mean 5.63 percent, which is the Rentable Area of the Premises divided by the Rentable Area of the Building; provided, however, that (i) with respect to such Expenses that apply only to the office space within the Building (including without limitation, chiller unit maintenance costs if such chiller unit(s) serve only the office space in the Building), "Tenant's Proportionate Share" shall mean fifty percent (50%), which is the Rentable Area of the Premises divided by the Rentable Area of the Building Office Space, (ii) with respect to such
Expenses that apply only to the Premises (including, without limitation, air handler unit maintenance costs, if such handler unit(s) serve only the Premises), "Tenant's Proportionate Share" shall mean one hundred percent (100%), and (iii) with respect to Expenses that apply to the parking areas of the Project, "Tenant's Proportionate Share' shall mean sixty-two and one-half percent (62.5%), which is the number of parking spaces to which Tenant is entitled within Tenant's Parking Area (i.e., 1,000) divided by the approximate total number of parking spaces in the Project (i.e., 1,600). Landlord shall be entitled to make reasonable allocations of Taxes and Expenses between the office space portion of the Building and the warehouse space portion of the Building based on information received from the Duval County Property Appraiser's office. In the event that the Duval County Property Appraiser separately values the Land, the office space portion of the Building and the warehouse space portion of the Building, Tenant's Proportionate Share of Taxes shall equal fifty percent (50%) of the Taxes allocable to the office space portion of the Building plus an equitable portion of the Taxes allocable to the Land based on the Rentable Area of the Premises and the area of Tenant's Parking Area.

          (j) "Adjustment Date" shall mean the first day of the second Lease Year and the first day of each Lease Year thereafter.

          (k) "Adjustment Year" shall mean the first Lease Year and each Lease Year thereafter.

          (l) "Expenses" shall mean those costs and expenses paid or incurred by or on behalf of Landlord for owning, operating, maintaining, redecorating, with the exception of the Landlord's Refurbishment (as provided in Section 8(e) to be completed by Landlord at Landlord's expense as provided in Section 8(e) below, and repairing the Building, the land owned by Landlord upon which the Building stands and serving the Building (herein called the "Land") and the personal property used in conjunction therewith (said
Building, Land and personalty herein collectively called the "Project"), including without limitation the cost of security and security devices and systems, snow and ice and trash removal, cleaning and sweeping, planting and replacing decorations, flowers and landscaping, maintenance, repair and replacement of utility systems with the exception of the replacement of the chiller units for the office space of the Building, sprinkler system repair and maintenance, electricity, steam, water, sewers, fuel, heating, lighting, air conditioning, window cleaning, janitorial service, insurance (including but not limited to, fire, extended coverage, all risk, liability, worker's compensation, rent loss, or any other insurance carried by the Landlord and applicable to the Project), painting, uniforms, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, maintenance and repair of the Project, and so-called fringe benefits (including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Project), assessments of property owners' association for property within which the Project is located, the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, maintaining or repairing of the Project, legal and accounting expenses (including, but not limited to, such expenses as relate to seeking or obtaining reductions in and refunds of real estate taxes) or any other expense or charge, whether or not hereinbefore mentioned, which, in accordance with generally accepted accounting and management principles, would be considered as an expense of owning, operating, maintaining or repairing the Project. Expenses shall not include any management fees, as Tenant's responsibility for payment of management fees is provided in Section 4(g) below.
     The following items shall be excluded from Expenses:

                 (i)     Costs incurred in connection with the
original construction of the Building;

                (ii) Costs of alterations or improvements of Tenant's Premises pursuant to the Plans (as defined in Section 6), the premises of other tenants or occupants of the Building or vacant leasable space in the Building, except in the case as required by a governmental agency and for the health and welfare of occupants of the Building or otherwise provided in this Lease. In such a case, the alterations or improvements will be amortized over their useful life and passed through to tenants annually;

               (iii)     Depreciation of the Building or the
equipment serving the Building;

                (iv)     Interest and principal payments on
mortgages
and other debt costs, if any;

                 (v)     Expenses resulting directly from the
negligence of Landlord, its agents, contractors or employees, negligence will be that determined by a Court of Law;

                (vi) Legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses incurred in connection with the leasing of the Building, except as specifically provided herein;
               (vii) Costs for which Landlord is reimbursed by its insurance carrier, any tenant's carrier, any tenant, any warrantor or other third party, except as specifically provided herein (Landlord shall diligently and in good faith pursue all insurance, breach of warranty or other claims which might result in a reduction in Expenses payable by Tenant);

              (viii) Any bad debt loss, rent loss, reserves for bad debts or rent loss or legal fees incurred in collecting rent from other Building tenants;

                (ix)     The expense of additional services
provided
to other tenants in the Building and other benefits which are not provided to Tenant, but which are provided to another tenant or occupant of the Building;

                 (x) The wages of any employee who does not devote substantially all of his or her time to the Building or common areas, except to the extent such wages are attributable to time spent by such employee in servicing and/or managing the Building or common areas;

                (xi) Amounts paid as ground rental by Landlord, if any;

               (xii) Fees for services rendered to the Building or common areas by entities controlled by or under common control with Landlord to the extent such fees exceed the market rate payable for such services if rendered by unrelated third parties;

              (xiii) Fines, penalties, late payment charges and interest arising from the acts or inaction of Landlord;

               (xiv) Costs of repairs or replacements caused by the exercise of any condemnation rights by any public or quasi-public authority to the extent that Landlord receives compensation for same from the condemning authority;

                (xv)     Any charge for Landlord's income taxes,
excess profit taxes, franchise taxes or similar taxes on Landlord's business;

               (xvi) Salaries and other compensation paid to executive employees above the grade of Building manager (including profit sharing, bonuses and 401(K) savings plans) or who receive compensation pursuant to the terms of the management agreement for the Building, excepting those related to the management of the Building and common areas; provided, however, that this exclusion shall not be deemed to reduce the Additional Rent payable by Tenant pursuant to Section 4(g);

              (xvii)     Any rent paid for Landlord's on-site
management or leasing office, or any other offices or spaces of Landlord or any related entity;

             (xviii)     Costs and expenses of utilities for tenant
space in the Building;

               (xix) Increased insurance premiums caused by any other tenant's acts to the extent paid by such tenant, except in the case of increased insurance due to the use by Tenant, its parent company, subsidiaries or merger company in the case of a sublease or assignment of this Lease;

                (xx) The costs associated with any concession granted to other tenants in the Building (such as moving expenses, lease assumptions, etc.);

               (xxi)     Legal fees incurred in disputes with
tenants
or in connection with the sale, financing or leasing of the Building or with respect to any bankruptcy proceedings involving Landlord or any tenant other than Tenant;

              (xxii)     All payments, debt service, costs and
expenses directly related to the sale or financing of the Building;

             (xxiii)     The cost of any work performed (preparing
a tenant's space for occupancy, including painting and decorating such space) or services provided (such as separately metered electricity) for any tenant (including Tenant) at such tenant's cost or provided by Landlord without charge as an inducement to lease (such as free rent or improvement allowance);

              (xxiv)     The cost of installing, operating and
maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, retail store, sundry shop, newsstand, or concession;

               (xxv) The cost of any repairs, alterations, additions, changes, replacements and the like which under generally accepted accounting principles are properly classified as capital expenditures, except in the case as required by a governmental agency and for the health and welfare of occupants of the Building. In such a case, the alterations or improvements will be amortized over their useful life and passed through to tenants annually;

              (xxvi) Legal costs (including settlement or other payments) related to disputes with contractors hired directly by Landlord, except to the extent such costs are related to Tenant, the
Premises, the Building or the Land;

             (xxvii)     Costs related to the leasing or purchase
of art, except to the extent such costs are consistent with standards maintained in comparable office buildings;

            (xxviii)     Costs, including all general overhead
expenses, incurred by Landlord in the operation of the business of the legal entity that constitutes the Landlord to the extent that the same is separate and apart from the operation of the Building;

              (xxix) Costs arising from the presence within the Building or the Project of hazardous materials, except to the extent such materials have been introduced by, or with the permission or acquiescence of, Tenant, in which case Tenant shall pay 100% of such costs;

               (xxx) Charitable or political contributions made by Landlord;

              (xxxi) Costs and expenses for janitorial service for the Building, except for janitorial service with respect to the common areas; and

             (xxxii)     So long as the Premises is located
exclusively on the first floor of the Building, the cost of maintaining any elevators or escalators.

     Notwithstanding anything contained in the above definition of Expenses to the contrary:

               (A) The cost of any capital improvements to the Building made after the date of this Lease which reduce Expenses, amortized over such reasonable period as Landlord shall determine, shall be included in the Expenses, provided that the amortized amount included in Expenses is less than the reduction in Expenses resulting from the capital improvement.

               (B)  If any item of Expenses, though paid or
incurred
in one Lease Year, relates to more than one calendar year, at the option of Landlord such item may be proportionately allocated among such related Lease Years.

          (m) "Taxes" shall mean real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit taxes, taxes based upon leases or the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by the Landlord's income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against the Land or the Building. The Building and the Land are herein collectively called the "Real Property." Tenant acknowledges and agrees that all or a portion of Taxes may be paid by Sears, Roebuck and Co. for a portion of the Term pursuant to the terms of a separate agreement and that any such payment shall not affect Tenant's duties and obligations hereunder for payment of Tenant's Proportionate Share of Taxes. Landlord shall pay real estate taxes within the period provided by statute for the maximum possible discount, and Landlord shall compute the Tax Estimate, as defined herein, based on the discounted rate.

     Notwithstanding anything contained in the above definition of Taxes to the contrary:

                 (i) If at any time the method of taxation then prevailing shall be altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of any Taxes or contemplated increase therein, or in addition to Taxes, and shall be measured by or be based in whole or in part upon the Real Property, the rents or other income therefrom (but not including income or franchise taxes or any other taxes imposed upon or measured by the Landlord's income or profits or any leases of any part thereof), then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, assessed or imposed against the Real Property to the extent that such items would be payable if the Real Property were the only property of Landlord subject thereto and the income received by Landlord from the Real Property were the only income of Landlord.

                (ii) Notwithstanding the year for which any such taxes or assessments are levied, (1) in the case of special taxes or assessments which may be payable in installments, the amount of each installment, plus any interest payable thereon, paid during an Adjustment Year shall be included in Taxes for that year and (2) if any taxes or assessments payable during an Adjustment Year shall be computed with respect to a period in excess of twelve calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for that year. Except as provided in the preceding sentence, all references to Taxes "for" a particular Adjustment Year shall be deemed to refer to Taxes levied, assessed or otherwise imposed during such Adjustment Year without regard to when such Taxes are payable.

               (iii)     Taxes shall also include any personal
property taxes (attributable to the Adjustment Year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems or appurtenances used in connection with the Real
Property or the operation thereof.

          (n) "Lease Year" shall mean each of the seven one-year (twelve calendar months) periods of the Initial Term and the three one-year periods of the Renewal Term of the Lease, the first lease year being that one-year period which commences on the Commencement Date and ends on date which is one day prior to the one year anniversary of the Commencement Date (the "First Lease Year").

     3.   Base Rent.

          (a) Tenant shall pay the Annual Base Rent, as set forth in Exhibit C, to Landlord for the Premises, payable in equal monthly installments in the amount of the Monthly Base Rent in advance on the first day of the Term and on the first day of each calendar month thereafter of the Term. Tenant's obligation to pay Rent and Additional Rent for the Phase 1 Space shall commence on the date of delivery of possession of the Phase 1 Space in accordance with
Section 6(b)(i) (the "Phase 1 Space Rent Commencement Date"). If the
Term shall begin on any date except the first day of a calendar month, or shall end on any day except the last day of a calendar month, then Monthly Base Rent for any such partial calendar month within the Term shall be prorated based on a 30-day month.
Tenant's
obligation to pay Rent and Additional Rent for the Phase 2 Space shall commence on the date of delivery of possession in accordance with Section 6(b)(i) of the Phase 2 Space (the "Phase 2 Space Rent Commencement Date"). If the Term shall end on any date except the last day of a calendar month, then Monthly Base Rent shall be prorated based on a 30-day month.

          (b) Base Rent, Additional Rent (as hereinafter defined), Tax and Expense Estimate (as hereinafter defined) and all other amounts becoming due from Tenant to Landlord hereunder (herein collectively called the "Rent") shall be paid in lawful money of the
United States to Landlord at the office of Landlord at 100 North Tampa Street, Suite 3575, Tampa, Florida 33602, or as otherwise designated from time to time by written notice from Landlord to Tenant. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease, except as specifically provided herein. Tenant shall pay all applicable sales and use taxes on each installment or payment of Rent at the time payment is made.

          (c) Notwithstanding anything in this Lease to the contrary, upon the delivery of the Phase 1 Space for occupancy in compliance with the requirements of the Lease, including Sections 6 and 13, and until Landlord's delivery to Tenant of the Phase 2 Space in accordance with Sections 6 and 13, Monthly Base Rent for Phase 1 Space shall be $24,816.00 and Annual Base Rent for the first
Lease Year shall be adjusted accordingly and all Additional Rent shall be determined on the basis of the Phase 1 Space Rentable Area.

     4. Additional Rent. In addition to paying the Base Rent specified in Section 3 hereof, Tenant shall pay to Landlord as Additional Rent the amounts (herein collectively called "Additional Rent") determined to be the Tax Adjustment and Expense Adjustment (both as hereinafter defined) in accordance with this Section 4:

          (a) Computation of Additional Rent. Tenant shall pay as Additional Rent for each Adjustment Year the following amounts:

                 (i) Tenant's Proportionate Share of Taxes for such Adjustment Year (herein called the "Tax Adjustment"); plus

                (ii) Tenant's Proportionate Share of Expenses for such Adjustment Year (herein called the "Expense Adjustment").

     Notwithstanding anything herein to the contrary, in no event shall Tenant's Proportionate Share of Expenses other than any and all expenses incurred in connection with the maintenance, repair and operation of the chiller unit(s) serving the Premises and the common areas of the Building (the "Chiller Expenses") and insurance expenses exceed (1) $.80 per square foot of Rentable Area of the Premises during the Initial Term, or (2) $.93 per square foot of Rentable Area of the Premises during the Renewal Term. The foregoing limitations of $.80 and $.93 per square foot shall not apply to Tenant's Proportionate Share of Taxes, Tenant's Proportionate Share of Chiller
Expenses or Tenant's Proportionate Share of insurance expenses or to Tenant's obligation to pay same.
          (b)  Payments of Additional Rent; Tax and Expense
Estimate;
Projections. Tenant shall pay Additional Rent to Landlord in the manner hereinafter provided.

                 (i)     Tax Adjustment and Expense Adjustment.
The
aggregate of payments required to be made by Tenant on account of Tax Adjustment and Expense Adjustment for any Adjustment Year until the actual Tax Adjustment and Expense Adjustment for such Adjustment
Year are determined is herein called "Tax and Expense Estimate".

                    (A) Landlord may, at any time and from time to time prior to each Adjustment Date and from time to time during or after the Adjustment Year in which such Adjustment Date falls, deliver to Tenant a written notice or notices ("Projection Notice") setting forth (1) Landlord's reasonable estimates, forecasts or projections (collectively, the "Projections") of Taxes or Expenses for such Adjustment Year, and (2) Tenant's Tax and Expense Estimate (setting forth the Expense Adjustment component and the Tax Adjustment component separately), being Tenant's Proportionate Share of the Projections.

                    (B)  On or before the first day of the next
calendar month following Landlord's service of a Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord, at the time and in the same manner as payment of Base Rent, one-twelfth (1/12) of the Tax and Expense Estimate shown in the Projection Notice. Within fifteen (15) days following Landlord's service of a Projection Notice, to bring Tenant's payments of Tax and Expense Estimate current, Tenant shall also pay Landlord a lump sum equal to the Tax and Expense Estimate shown in the Projection Notice less (A) any previous payments on account of Tax and Expense Estimate made during such Adjustment Year and (B) monthly installments on account of Tax and Expense Estimate not yet due and payable for the remainder of such Adjustment Year. Until such time as Landlord furnishes a Projection Notice for an Adjustment Year, Tenant shall pay to Landlord a monthly installment of Tax and Expense
Estimate on the first day of each month equal to the greater of the latest monthly installment of Tax and Expense Estimate or one-twelfth
(1/12) of Tenant's latest determined Tax Adjustment and Expense Adjustment; provided, however, that the initial monthly installment of Tax and Expense Estimate payable by Tenant beginning on the Commencement Date, subject to change as herein provided, shall be equal to the Initial Monthly Estimate. If the amount of the Initial
Monthly Estimate is not shown in this Lease, then Landlord shall furnish Tenant with the amount of the Initial Monthly Estimate on or about the Commencement Date.

          (c) Readjustments. The following readjustments with regard to the Tax Adjustment and Expense Adjustment shall be made by Landlord and Tenant:
                 (i) Within ninety (90) days following the end of each Adjustment Year, Landlord shall submit to Tenant a statement showing the actual Expenses incurred in the prior Adjustment Year according to major categories of expense, together with Tenant's Proportionate Share of the actual Expenses, and a computation of either Tenant's overpayment or underpayment of actual Expenses for the prior Adjustment Year (the "Landlord's Statement"). For purposes of the foregoing, Taxes shall be deemed to accrue monthly, although Taxes are paid annually. If there has been an underpayment by Tenant for the previous Adjustment Year, then Tenant shall, within thirty
(30) days after the date of Landlord's Statement, pay to Landlord an amount equal to the underpayment, subject to any limitation as set forth in the Lease. If Tenant has overpaid its proportionate share of the Expenses, Landlord shall credit such excess to Rent payable after the date of Landlord's Statement, or may, at its option, credit such excess to any Rent theretofore due and owing, until such excess has been exhausted. If this Lease shall expire or be terminated prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the
Adjustment Year in which this Lease expires or is terminated, subject to Tenant's obligations under Section 4(e) hereof, provided Tenant shall have vacated the Premises and otherwise surrendered the Prem-ises to Landlord in accordance with this Lease and Tenant is not then in default under this Lease.

                (ii) Following the end of each Adjustment Year and after Landlord shall have determined the actual amount of Taxes to be used in calculating the Tax Adjustment for such Adjustment Year, Landlord shall notify Tenant in writing (any such notice herein called "Landlord's Statement") of such Taxes for such Adjustment Year. If the Tax Adjustment owed for such Adjustment Year exceeds the Tax Adjustment component of the Tax and Expense Estimate paid by Tenant during such Adjustment Year, then Tenant shall, within thirty (30) days after the date of Landlord's Statement, pay to Landlord an amount equal to the excess of the Tax Adjustment over the Tax Adjustment component of the Tax and Expense Estimate paid by Tenant during such Adjustment Year. If the Tax Adjustment component of the Tax and Expense Estimate paid by Tenant during such
Adjustment Year exceeds the Tax Adjustment owed for such Adjustment Year, then Landlord shall credit such excess to Rent payable after the date of Landlord's Statement, or may, at its option, credit such excess to any Rent theretofore due and owing, until such excess has been exhausted. If this Lease shall expire or be terminated prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Adjustment Year in which this Lease expires, subject to Tenant's obligations under
Section 4(e) hereof, provided Tenant shall have vacated the Premises and otherwise surrendered the Premises to Landlord in accordance with this Lease and Tenant is not then in default under this Lease.

               (iii) No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Section 4(c) or which Tenant may be obligated to pay Landlord due to an underestimation and underpayment by Tenant of the Expenses.

          (d) Books and Records. Landlord shall maintain books and records showing Taxes and Expenses in accordance with sound accounting and management practices. Tenant and its representatives and consultants shall have the right to examine and copy, at Tenant's own expense, such books and records showing Taxes and Expenses upon reasonable prior notice and during normal business hours at any time within one hundred eighty (180) days following service of Landlord's
Statement provided for in Section 4(c). Unless Tenant shall take written exception to any item of Taxes or Expenses, specifying in detail the reasons for such exception as to a particular item, within said one hundred eighty (180) days after service of Landlord's Statement, Landlord's Statement shall be considered as final and accepted by Tenant. Any examination shall not delay the timely payment of Tenant's proportionate share of Expenses.

          (e) Proration and Survival. Following expiration or termination of this Lease, Tenant shall pay any Additional Rent due to Landlord within thirty (30) days after the date of Landlord's Statement sent to Tenant. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Additional Rent provided for in this
Section 4 shall survive the expiration or termination of this Lease.

          (f) Repayment of Landlord's Contribution. In addition to the foregoing amounts, Tenant shall pay to Landlord, as Additional
Rent and together with each installment of Monthly Base Rent, an amount sufficient to amortize the amount of the Landlord's Contribution toward the Cost of the Tenant Improvements, as such terms are defined in Section 6, over the seven (7) year Initial Term of this Lease in eighty-three (83) equal monthly installments, plus interest at the rate of eleven and one-half percent (11 1/2%) per annum. The computation of the amount of the repayment and the commencement of the repayment shall be as follows:

                 (i) The amount of the Landlord's share of the Cost of the Tenant Improvements to the Phase 1 Space shall be determined no later than 10 days following the Phase 1 Space Rent Commencement Date; the amortization of the repayment of that amount shall assume that the repayment was due on the Phase 1 Space Rent Commencement Date; within 10 days of the determination of the amount,
Landlord shall provide Tenant with an amortization statement and a repayment schedule, which shall be incorporated into an amendment to this Lease and promptly executed by Landlord and Tenant; Tenant shall commence repayment with the following installment of Base Rent.

                (ii) the amount of the Landlord's share of the Cost of the Tenant Improvements of the Phase 2 Space shall be determined no later than 10 days following the Phase 2 Space Rent Commencement Date; the amortization of the repayment of that amount shall assume that the repayment was due on the Phase 2 Space Rent Commencement Date; within 10 days of the determination of the amount,
Landlord shall provide Tenant with an amortization statement and a repayment schedule, which shall be incorporated into an amendment to this Lease and promptly executed by Landlord and Tenant; Tenant shall commence repayment for the Phase 2 Space with the following installment of Base Rent.

          (g) Management Fees. In addition to the foregoing amounts, Tenant shall pay to Landlord, as Additional Rent and together with each monthly installment of Rent due hereunder an amount equal to one and one-half percent (1 1/2%) of the sum of the amount of the Monthly Base Rent and the monthly payment amount under
Section 4(f) then currently due and payable as compensation for Landlord's management of the Project.

          (h) Additional Rent. All amounts payable by Tenant as or on account of Additional Rent shall be deemed to be additional rent due under this Lease.

     5.   Use of Premises.

          (a) Tenant shall use and occupy the Premises for the Permitted Use only and for no other use or purpose. Except as otherwise provided in this Lease, Tenant shall, at its own risk and expense, obtain all governmental licenses and permits necessary for the Permitted Use.

          (b) Tenant shall have access to the Building and the Premises 24 hours per day and 365 days per year.
          (c) Tenant shall have the right to install a badge-locking system or card-reading system for controlling access to the Premises.
Tenant shall provide Landlord with a reasonable number of badges or cards to enable Landlord to obtain access to the Premises.

     6.   Tenant Improvements and Delivery of Possession.

          (a)  Tenant Improvements.

                 (i)     Landlord and Tenant agree that the
Premises
shall be improved in accordance with the plans and specifications described on Exhibit D attached hereto and made a part hereof (the "Plans"). These improvements are herein referred to as the "Tenant Improvements." Landlord and Tenant have reviewed the Plans, and both parties believe that the Premises (including the doors and doorways thereto), when improved in accordance with the Plans, shall comply with the ADA (as defined in Section 36). In the event that, in the permitting process, changes to the Plans are required to bring them into compliance with the ADA or in the event that changes to the Premises are required after the Tenant Improvements are completed in order to obtain approval of the Fire Marshall of the City of Jacksonville, Landlord and Tenant shall share the costs of such changes equally, and such costs shall be deemed to be part of the "Cost" of the Tenant Improvements for purposes of Section 6(a)(ii).

Landlord intends to enter into a Construction Contract (herein so called) with Dav-Lin Construction Co. (the "Contractor"), which shall have been approved by Landlord and Tenant. The Contract Sum (as defined in the Construction Contract), shall include, inter alia, the cost of dual obligee payment and performance bonds to be issued to Landlord and Tenant by a surety satisfactory to Landlord and Tenant, and the Construction Contract shall provide for a retention that will be not be paid until the Premises are approved by the Architect (as defined in the Construction Contract) and local government authorities as being in compliance with the Plans and applicable codes and laws. Landlord shall use reasonable efforts to enforce the terms and provisions of the Construction Contract, including the Contractor's warranty to repair or replace defective work or work that is not in compliance with the Plans, and in the event that Landlord fails to use such reasonable efforts, Tenant shall be deemed a third party beneficiary of the Construction Contract for the purpose of enforcing the Construction Contract.

                (ii) The "Cost" of the Tenant Improvements will be shared by Landlord and Tenant on an equal (50/50) basis, except as provided in Section 6(a)(iii) below with respect to additional costs resulting from changes to the Plans. The Cost to be shared shall include the fees and expenses for the preparation of the Plans, together with the fees and expenses of an architect's normal construction administration (including but not limited to, inspections and approvals for payment of contractor draws, additional detailing and design that may be necessary, shop drawing review, etc.) and the cost of the construction and of the Plans (including the cost of the performance and payment bonds) and the cost of all striping of the parking lot to prepare it for Tenant's use (the "shared costs"). It is understood that the Cost shall include (a) a fee to the Architect of approximately $13,500.00 for the completion of the plans and construction administration, which amount shall be included in the anticipated Contract Sum of $2,003,012.00, and (b) $3,092.98 for restriping costs, which amount shall not be included in the Contract Sum. Landlord's share of the Cost of the Tenant Improvements is herein referred to as the "Landlord's Contribution."

               (iii) If either Landlord or Tenant requests a change to the Plans, then the cost of such change shall be borne by the party making the request. All changes to the Plans requested by either party shall be subject to the other party's reasonable right of approval.

                (iv)     To fund the shared costs of the Cost of
the
Tenant Improvements, an interest bearing escrow account will be established, funded initially by Landlord and Tenant each depositing
$1,003,052.49 in the escrow account within three (3) business days of the date of this Lease to cover the anticipated Cost of the Tenant
Improvements of $2,006,104.98, which amount is the anticipated Contract Sum plus the cost of restriping, as provided above. The escrow account shall be with First American Title Insurance Company in Jacksonville. In the event that the Landlord determines that the shared costs of the Cost of the Tenant Improvements exceed such amount, Landlord and Tenant each shall deposit into the escrow account on an equal (50/50) basis such additional amounts within three (3) business days of such determination; provided, however, that Landlord and Tenant each shall fund the cost of changes which it has requested without contribution from the other party. The escrowed funds will be released based upon draws by the Contractor, which must be approved by the Architect based upon his inspection of the construction of the Tenant Improvements and determination that the Tenant Improvements for which payment is sought have been completed in accordance with the Plans or that such draw is otherwise consistent with the Construction Contract, and by Landlord.
Payment
of the Architect's invoices shall be mutually agreed upon by the parties. After final completion of all of the Tenant Improvements, unused funds for shared costs shall be returned to the parties pro rata, with applicable interest, if any.

          (b)  Delivery of Possession:

                 (i) Landlord shall use reasonable efforts (a) to deliver possession of the Phase 1 Space to Tenant on or before July 1, 1995, substantially complete in all respects except for installation of the air handler units and the bifold doors in the training rooms, Tenant hereby agreeing that, notwithstanding anything in this Lease to the contrary, it shall accept possession of the Phase 1 Space in such condition with Landlord agreeing to complete installation of the air handler units and the bifold doors as soon thereafter as reasonably possible, and (b) to deliver possession of the Phase 2 Space to Tenant on or before August 15, 1995 (such dates are hereinafter referred to as the "Target Delivery Dates"). The "date of delivery" shall mean the date when the Phase 1 Space shall be substantially complete, except as provided above, as determined by the Architect and approved for occupancy by the Fire Marshall of the City of Jacksonville. The Rent Commencement Date shall not be delayed beyond the scheduled date for either the Phase 1 Space or the Phase 2 Space if the delay is caused by any change orders to the
Plans requested by Tenant or by any work within the Premises performed by Tenant. Landlord shall cause the Contractor to complete expeditiously all punch-list work remaining as of the date of delivery.

                (ii) Tenant shall have the right of access to each phase of the Premises at least 2 weeks prior to delivery to perform certain pre-occupancy work, including the installation of Tenant's telephone switch and lines, computer lines, electrical lines, and any other equipment and wiring which Tenant determines requires early installation. Landlord shall use reasonable efforts to include in the Construction Contract a provision requiring the Contractor to accommodate Tenant's pre-occupancy work in the Premises provided that Tenant's pre-occupancy work shall not hinder, impede or delay the Contractor's work. Tenant shall provide Landlord with a description of this work for inclusion in the Construction Contract.

               (iii) At substantial completion, to be certified by the architect, a punch list will be prepared. The punch list shall be completed expeditiously. This provision shall be included in the Construction Contract.

                (iv) From and after the date of this Lease until the sixtieth (60th) day after delivery of possession of the Phase
2 Space (the "Temporary Space Vacation Date"), Tenant shall be entitled to use the space on the mezzanine of the Building shown on the floor plan attached hereto as Exhibit A-3 (the "Temporary Space") for temporary training facilities. Tenant shall not be required to pay any Rent for the use of such space other than for use of all utilities. Tenant shall vacate the Temporary Space and not make any alterations or improvements to the Temporary Space without Landlord's prior written consent. Tenant shall remove any and all alterations and improvements from the Temporary Space and return the Temporary Space to its condition on the date of this Lease, all at Tenant's sole cost and expense, by no later than the Temporary Space Vacation
Date. Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all loss, cost or damage in connection with
Tenant's use and occupancy of the Temporary Space.

     7.   Services.

          (a) Provided that Tenant is not in default beyond any applicable grace or cure period in the payment of Rent or any other charges or amounts due hereunder, Landlord shall furnish the following services to the Building and the Premises:

                 (i)     Sanitary sewer service in common with
other
tenants into the applicable utility's lines and mains for lavatory and toilet purposes.

                (ii)     Domestic water in common with other
tenants
from the applicable utility's mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant in the Premises with Landlord's written consent. Tenant shall pay Landlord as Additional Rent for all domestic water and sanitary sewer service furnished to the Premises on the basis of the applicable utility's rates from time to time and Tenant's usage as determined by a flow meter. Tenant shall not waste or permit the waste of water.

               (iii) Electricity shall be furnished by Landlord by arranging for electrical service furnished by the electric utility company serving the Building and the Premises. Tenant shall pay Landlord as Additional Rent for all electricity furnished to or for the benefit of the Premises on the basis of the applicable utility's rates (with no Landlord mark-up) from time to time and Tenant's usage as determined by a sub-meter which shall be installed as part of the construction of the Tenant Improvements. The electricity used for the making of alterations or repairs in the Premises, or for the operation of the heating, ventilating or air-conditioning systems serving the Premises at all times, or for the operation of any special or supplementary heating, ventilating or air-conditioning systems which may be required for computer or data processing equipment or for other special equipment or machinery installed by or on behalf of Tenant, shall be paid for by Tenant pro rata. Except as otherwise provided in this Lease, Tenant shall make no material alterations or additions to the electric equipment or appliances in the Premises or the Building without the prior written consent of Landlord in each instance. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon.

                (iv) Air conditioning and ventilating, but not heating.

          (b) All charges for the actual cost (with no Landlord mark-up) of water, sewer and electricity shall be due and payable at the same time as the installment of Base Rent with which they are billed, or if billed separately, shall be due and payable within ten
(10) days after Tenant receives Landlord's bill therefor. Failure by Tenant to promptly pay Landlord's proper charges within five (5) business days from when they are due shall be a Default under this Lease and subject to Section 18. In addition, if Tenant shall fail to pay such charges within thirty (30) days from when they are due or in the event that Tenant is in default beyond any applicable grace or cure period for failing to pay Rent or any other charges or amounts hereunder, Landlord shall have the right, in addition to any other remedies available to Landlord, to discontinue furnishing the services, and no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the Premises or render Landlord liable for damages or relieve Tenant from performance of Tenant's obligations under this Lease.

          (c) The Building and Land shall be managed and maintained in accordance with standards comparable to those of other properties in the Jacksonville, Florida area of the kind and quality of the Building and Land.

          (d) Tenant agrees that Landlord and its agents shall not be liable in damages for failure to furnish or for delay in furnishing any service when such failure or delay is occasioned by any cause beyond the reasonable control of Landlord.

          (e) Landlord agrees to use all reasonable efforts to remedy any interruption of the foregoing services, except in the event of discontinuation of services due to Tenant's default hereunder as provided in subparagraph (b) above. In the event Landlord fails to remedy the interruption of such services within three (3) business days after receipt of Tenant's notice of such interruption, Tenant shall have the right to abatement of Rent for each day of interruption. In the event services are interrupted such that the Premises are substantially uninhabitable for more than sixty
(60) calendar days after Landlord's receipt of a notice from Tenant of the existence of such condition, then Tenant, as Tenant's sole and exclusive remedy, shall be entitled to terminate this Lease upon written notice delivered to Landlord at any time prior to the resumption of such services.

          (f) Tenant agrees to cooperate fully with Landlord, at all times, in abiding by all regulations and requirements which are reasonably necessary for the proper functioning and protection of all utilities and services and are reasonably necessary for the operation of the Premises and the Building. Landlord and its contractors shall have free access to any and all mechanical installations, and Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner affect Landlord's mechanical installations.

     8.   Condition and Care of Premises; Landlord's and Tenant's
Maintenance Obligations and Landlord's Refurbishment.

          (a) Except to the extent set forth in the Lease, Landlord has made no promises to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises, the Building or the Land has been made to Tenant by or on behalf of Landlord, except to the extent expressly set forth herein.

          (b) Tenant shall notify Landlord of any damage to the Premises, regardless of the cause of damage. Except for any damage resulting from any wanton or negligent act of Landlord, or its employees or agents and subject to the provisions of Section 16 hereof, Tenant shall at its own expense keep the Premises in good repair and tenantable condition and, except if Landlord elects to make such repairs at Tenant's expense as hereinafter provided, shall promptly and adequately repair all damage to the Premises caused by Tenant or any of its employees, agents, licensees, invitees or contractors, including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage, under the supervision and with the approval of Landlord and within any reasonable period of time specified by Landlord. Landlord may, but shall have no obligation to, elect to make any or all repairs on Tenant's behalf at Tenant's sole cost or, upon Tenant's request, perform any such repairs at Tenant's sole cost. In either case, Tenant shall pay the cost thereof, and in addition, Tenant shall pay to Landlord an amount equal to seven percent (7%) of such cost as an overhead and supervision fee. If Tenant does not make repairs promptly and adequately when required to do so, Landlord may, but need not, make such repairs and replacements and Tenant shall pay Landlord, on written demand, the cost thereof, and, in addition, Tenant shall pay to Landlord on written demand, an amount equal to seven percent (7%) of such cost as an overhead and supervision fee and interest at the rate specified in Section 27(h) from the date of such demand.

          (c) This Lease does not grant any rights to light or air over or about the real property of Landlord. Except as otherwise provided in this Lease, Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to and the land and improvements below the improved floor level of the Premises, to the improvements and air rights above the Premises and to the improvements and air rights located outside the demising walls of the Premises and to such areas within the Premises required for installation of utility lines and other installations required to serve any occupants of the Building and to maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.

          (d) Landlord shall maintain in good order and repair the following portions of the Project during the Term: the roof and roof membrane of the Building, the structural supports and load-bearing walls of the Building, the foundation and floor slab of the Building, all utilities lines, mains and conduits to their point of entry into the Premises, the exterior of the Building, the common or public areas in the Building, the Landlords's property and grounds (including landscaping) about the Building, the chiller unit(s) and air handler(s) serving the Premises and the public areas in the Building, and Tenant's Parking Area, excepting any damage to any such components caused by the act or omission of Tenant or any subtenant or their respective employees, agents, licensees, contractors or invitees, in which event such damage shall be promptly repaired at the expense of Tenant.

          (e) Landlord's Refurbishment: Landlord hereby covenants and agrees, at its sole cost and expense, to paint that portion of the exterior of the Building immediately surrounding the main entrance to the Building within one year of the Effective Date, and promptly after the Effective Date to repair the steps to the main entrance to the Building and to bring the existing handicap ramps into compliance with the Americans with Disabilities Act 11 U.S.C. 12181 et seq. (the "ADA"), or construct new handicap ramps in compliance with the ADA. In addition, prior to the Commencement Date, Landlord shall restripe the parking lot to provide for handicap parking spaces in accordance with applicable code in the area shown on Exhibit A-2. Tenant agrees to make all repairs to, and keep and maintain in sightly appearance, good order, condition and repair (including replacements necessary in Landlord's reasonable judgment), the Premises and every part thereof, except as otherwise specifically provided herein, including all utility, facilities and related equipment within the Premises, plumbing, drain, waste and sewage facilities within the Premises, including free flow up to the common sewer line, fixtures, and facilities and equipment for electricity, heating, and air-conditioning, within the Premises, all in compliance with and as may be required by applicable building, zoning, environmental, safety, fire and other laws and codes, including legally required fire extinguishers and safety or health improvements, except as otherwise specifically provided in this Lease.

     9.   Surrender of Premises.

          (a) At the termination of this Lease by lapse of time or otherwise, or upon termination of Tenant's right of possession without terminating this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord and make known to Landlord the combination of all locks of vaults then remaining in the Premises, and shall, subject to the following subparagraphs, return the Premises and all equipment and fixtures of Landlord therein to Landlord in as good condition as when
Tenant originally took possession, ordinary wear, loss or damage by fire or other insured casualty, and damage resulting from the act of Landlord or any of its respective employees and agents excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand.

          (b) All installations, additions, partitions, hardware, light fixtures, supplementary heating or air conditioning units, non-trade fixtures and improvements, except movable furniture and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, excepting Tenant's Supplemental Equipment and Tenant's personal property and equipment, shall be Landlord's property and shall remain upon the Premises upon expiration of the Term or sooner termination of this Lease or Tenant's possession hereunder, all without compensation, allowance or credit to Tenant; provided, however, that if prior to such expiration or termination or within ten (10) days thereafter Landlord so directs by written notice, Tenant, at Tenant's sole cost and expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, supplementary heating or air conditioning units, non-trade fixtures and improvements placed in the Premises by Tenant as are designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the cost thereof to Landlord on written demand. All movable furniture and equipment shall remain the property of Tenant and, provided no continuing event of default exists hereunder with respect to Tenant's obligations, may be removed from the Premises at any time without Landlord's consent.

          (c) Tenant shall leave in place any floor covering. Tenant shall remove Tenant's furniture, machinery, safes, trade fixtures and other items of movable personal property of every kind and description from the Premises and restore any damage to the Premises caused thereby, such removal and restoration to be performed prior to the expiration of the Term or no later than three (3) days following the earlier termination of this Lease or Tenant's right of possession, whichever might be earlier (and upon prior written notice to Landlord, in the event such removal occurs after termination of this Lease or Tenant's right to possession), failing which Landlord may do so and thereupon the provisions of Section 18(f) shall apply.

          (d) All obligations of Tenant under this Section 9 shall survive the expiration of the Term or sooner termination of this Lease.

     10. Holding Over. If Tenant or any party claiming under Tenant remains in possession of the Premises or any part thereof after the termination or expiration of this Lease, such holdover shall be deemed to create a tenancy at will on a month-to-month basis subject to the terms and provisions of this Lease except that Monthly Base Rent shall be one hundred twenty-five percent (125%) of the Monthly Base Rent due prior to the commencement of such holdover unless and until Landlord delivers written notice to Tenant that Landlord has entered, or in good faith believes it is about to enter, into a lease for all or a portion of the Premises, in which event Monthly Base Rent shall be, effective as of the sixtieth (60th) day after Tenant's receipt of such notice and as Landlord's exclusive monetary remedy, two hundred percent (200%) of the Monthly Base Rent prior to the commencement of such holdover. The foregoing shall not be construed to limit (i) Landlord's right to terminate such month-to-month tenancy at will in accordance with Florida law or (ii) Landlord's rights and remedies in accordance with this Lease and Florida law to evict Tenant or otherwise terminate Tenant's possession of the Premises in the event of such termination.

     11. Rules and Regulations. Tenant agrees to observe and not to interfere with the rights reserved to Landlord contained in
Section 12 hereof and elsewhere in this Lease, and agrees, for itself, its employees, agents, invitees, licensees and contractors, to comply with the rules and regulations set forth in Exhibit B attached to this Lease, and elsewhere in this Lease, and such other rules and regulations as shall be adopted by Landlord pursuant to
Section 12(h) or any other Section of this Lease. To the extent that the Rules and Regulations, current or amended, conflict with the provisions of the rest of this Lease, the latter provisions shall govern. Landlord agrees not to enforce such rules and regulations selectively.

     Any violation by Tenant, or by any of its employees, agents, licensees, invitees or contractors, of any of the rules and regulations contained in Exhibit B attached to this Lease or other Section of this Lease, or as may hereafter be adopted by Landlord pursuant to Section 12(h) or any other Section of this Lease, may be restrained or treated as a default hereunder or both; but whether or not so restrained, Tenant acknowledges and agrees that it shall be and remain liable for all damages, losses, costs and expenses resulting from any violation by Tenant, or by any of its employees, agents, licensees, invitees or contractors, of any of said rules and regulations. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce said rules and regulations or the terms, covenants or conditions of any other lease against any other tenant or any other person, although Landlord shall not enforce the rules and regulations selectively, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, licensees, invitees or contractors, or by any other person.
     12. Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business, and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant's obligations under this Lease:

          (a)  To change the name of the Building.

          (b) To install and maintain signs on the exterior and interior of the Building.

          (c) To retain at all times, and to use in appropriate instances, pass keys to the Premises.

          (d) To have access for Landlord and other tenants or occupants of the Building to any mail chutes according to the rules of the United States Postal Service.

          (e) With reasonable notice to Tenant, except in case of emergency when no notice shall be required, to enter the Premises at reasonable hours for reasonable purposes, including without limitation for inspection to meet Landlord's obligations under the Lease.
          (f) To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise in accordance with Building security control. Landlord shall not be liable in damages for any error with respect to admission to or eviction or exclusion from the Building of any person. In case of fire, casualty, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of the same, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety or security of the tenants or other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord.

          (g) To control access to the Building in a manner that shall not unreasonably interfere with Tenant's rights hereunder.

          (h) From time to time to make and adopt such rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Exhibit B attached to this Lease or other Sections of this Lease, or adopted pursuant to this or other Sections of this Lease, including, without limitation, the right to prohibit all smoking in the Building, for the protection or welfare of the Building or its tenants or occupants, as Landlord may determine, and Tenant agrees to abide by and comply with all such rules and regulations.

     13. Alterations. After completion of all of the Tenant Improvements as provided in Section 6 and as provided in the Plans, Tenant shall not make any new alterations in or additions or improve-ments to the Premises ("Alterations") without Landlord's advance written consent with shall not be unreasonably withheld, conditioned, or delayed, in each instance. All Alterations shall be at Tenant's expense and shall comply with all insurance requirements and with all ordinances and regulations of the municipality in which the Building is located or any department or agency thereof, and with the requirements of all statutes and regulations of the State in which the Premises are located or of any subdivision, department or agency thereof. All required working drawings and specifications for Alterations shall be prepared by an architect, space planner or engineers reasonably acceptable to Landlord at Tenant's expense.

     14.  Assignment and Subletting.

          (a) Tenant shall not, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned, or delayed, subject to Section 14(e), either prior or subsequent to the Commencement Date, (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 5 of this Lease or by anyone other than the Tenant and Tenant's employees. In no event shall this
Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law. Notwithstanding the foregoing, Tenant shall be entitled to assign this Lease or sublet the Premises or a portion thereof to an affiliate or a wholly owned subsidiary corporation of Tenant without Landlord's consent. An "affiliate" is an entity in which Tenant has no less than a fifty percent (50%) ownership interest.

          (b) Without thereby limiting the generality of the foregoing provisions of this Section 14, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

          (c) No assignment, subletting, use, occupancy, transfer or encumbrance or Landlord's consent thereto shall operate to relieve
Tenant from any covenant or obligation hereunder except to the extent, if any, expressly provided for in Landlord's consent or other writing, or be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance by Tenant or anyone claiming by, through or under Tenant. Tenant shall pay all of Landlord's costs, charges and expenses, including without limitation, reasonable attorneys' fees, incurred in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.

          (d) Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) days after the date of the giving of Tenant's notice to Landlord) to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term. Tenant's notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information as Landlord deems necessary to permit Landlord to determine the financial responsibility, experience and character of the proposed assignee or subtenant.

          (e) Landlord will not unreasonably withhold its consent to Tenant's assignment of this Lease or subletting the space covered by its notice. Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment of this Lease or to a proposed sublease of part or all of the Premises if its consent is withheld because: (i) Tenant is then in default hereunder; (ii) any notice of termination of this Lease or termination of Tenant's possession shall have been given under Section 18 hereof; (iii) either the portion of the Premises which Tenant proposes to sublease, or the remaining portion of the Premises, or the means of ingress or egress to either the portion of the Premises which Tenant proposes to sublease or the remaining portion of the Premises, or the proposed use of the Premises or any portion thereof by the proposed assignee or subtenant will violate any city, state or federal law, ordinance or regulation, including, without limitation, any applicable building code or zoning ordinances; (iv) the proposed use of the Premises by the proposed assignee or subtenant does not conform with the use set forth in Section 5 hereof; or (v) in the reasonable judgment of Landlord the proposed assignee or subtenant is of a character or is engaged in a business which would be deleterious to the reputation of the Building or Landlord, or the proposed assignee or subtenant is not sufficiently financially responsible or experienced to perform its obligations under the proposed assignment or sublease; provided, however, that the foregoing are merely examples of reasons for which
Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples. Tenant agrees that all advertising by Tenant or on Tenant's behalf with respect to the assignment of this Lease or subletting of any part of the Premises must be approved in writing by Landlord prior to publication, which approval shall not be unreasonably conditioned, withheld or delayed.

          (f) Landlord shall not share in any profits from any subleasing or assignment, it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant shall assign this Lease or sublet the Premises or any part thereof at a rental less than Rent provided for herein.

          (g) If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease.

          (h) If Tenant is a corporation (other than a corporation whose stock is traded through a national or regional exchange or over-the-counter), any transaction or series of transactions (including without limitation any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be transfer of Tenant's interest under this Lease for the purpose of Sections 14(a) and 14(c). If Tenant is a partnership, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or any change in any partner's interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a transfer of Tenant's interest under this Lease for the purposes of Sections 14(a) and 14(c). The term "control, as used in this Section 14(h) means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. If Tenant is a private corporation, a change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of stockholders of less than fifty percent (50%) of the outstanding stock as of the date of the execution and delivery of this Lease shall not be considered a change of control.

     15.  Waiver of Certain Claims; Indemnity by Tenant and
Landlord.

          (a) Tenant acknowledges and agrees that the Building, in addition to including office uses, includes a substantial warehousing operation, and that Tenant shall have no claim due to such warehousing operation and any disruption of Tenant's business caused by the existing warehousing operation or any comparable use of other portions of the Building; provided, however, that the foregoing shall not be construed to insulate Landlord from liability in the event that Landlord permits other portions of the Building to be used in a manner that are substantially more disruptive to Tenant than the existing warehousing operation. If any damage to the Premises or the Building or any equipment or appurtenance therein, whether belonging to Landlord or to other tenants or occupants of the Building, results from any act or neglect of Tenant, its employees, agents, licensees, invitees or contractors, Tenant shall be liable therefor and Landlord may at its option repair such damage and Tenant shall upon demand by Landlord reimburse Landlord for all costs of such repairs and damages in excess of amounts, if any, paid to Landlord under insurance covering such damages plus a fee to cover Lessor's administrative expenses in an amount equal to seven percent
(7%) of all such costs and interest on all such amounts at the rate specified in Section 27(h) accruing from the date of such demand. All personal property belonging to Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof, except as provided in subparagraph (d) of this Section 15.

          (b) Tenant agrees to indemnify and hold Landlord, the managing agent of the Real Property, and their respective agents, partners and employees, harmless against all loss, damages, liabilities, claims, liens, costs and expenses, including without limitation reasonable attorneys' fees, in connection with injuries to any persons or damage to or theft or misappropriation or loss of property occurring in or about the Premises, arising from Tenant's occupancy of the Premises, or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or due to any other act or omission of Tenant, or any of its employees, agents, licensees, invitees or contractors.

          (c)  Notwithstanding the foregoing provisions of this
Section 15, but subject to the provisions of Section 21(b), no agreement of Tenant in this Section 15 shall be deemed to exempt Landlord from liability or damages for injury to persons or damage to property caused by or resulting from the negligence of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or Building.

          (d) Landlord agrees to indemnify and hold Tenant, and its directors, officers, employees, shareholders, invitees, agents and representatives, harmless against all loss, damages, liabilities, claims, liens, costs and expenses, including without limitation reasonable attorneys' fees, in connection with injuries to any persons or damage to or theft or misappropriation or loss of property occurring in or about the common areas of the Building, arising from any negligence of Landlord in or about the common areas of the Building or for any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease or due to any other act or omission of Tenant, or any of its employees, agents, licensees, invitees or contractors.

          (e) Notwithstanding anything in this Lease to the contrary, in no event shall the provisions of this Lease, including without limitation those of this Section 15 and those of Section
18,
be construed to entitle either Landlord or Tenant to consequential damages.

     16.  Damage or Destruction by Casualty.

          (a) If the Premises or the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed with reasonable promptness to repair and restore the Premises or the Building so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of the Premises or the Building, as the case may be, necessitated by such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant (but as to Tenant, only if all or a substantial portion of the Premises are rendered untenantable and the estimated time required to substantially complete such repair or restoration of the Premises will exceed such two hundred seventy (270) day period) shall have the right to terminate this Lease as of the date of such damage by giving notice to the other at any time within twenty (20) days after Landlord gives
Tenant the notice containing said estimate (it being understood that
Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the Building or the Premises so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy (270) days. However, if the Premises are not substantially repaired or restored within eighteen (18) months after the date of such fire or other casualty, then either party may terminate this Lease, effective as of the date of such fire or other casualty, by giving written notice to the other party not later than thirty (30) days after the expiration of said eighteen (18) month period, but prior to substantial completion of repair or restoration.
Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section 16 to repair or restore any portion of improvements, additions or alterations made by or on behalf of Tenant in the Premises or improvements, except as provided in the Plans; (ii) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premises or Building if the damage is due to an uninsurable casualty or if insurance proceeds are insufficient to pay for such repair or restoration, or if any Mortgagee (defined in Section 19) applies proceeds of insurance to reduce its loan balance, and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration; and (iii) Tenant shall not have the right to terminate this Lease pursuant to this Section 16 if the damage or destruction was caused by the intentional or negligent act of Tenant, its agents or employees.

          (b) In the event any such fire or casualty damage renders the Premises untenantable and if this Lease shall not be terminated pursuant to the foregoing provisions of this Section 16 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair or restoration required hereunder.
Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises being repaired and restored by Landlord and not theretofore delivered to Tenant from time to time bears to the entire Premises. In the event of termination of this Lease pursuant to this Section 16, Rent shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

          (c) In the event of any such fire or other casualty, and if the lease is not terminated pursuant to the foregoing provisions of this Lease, Tenant shall repair and restore any portion of alterations, additions or improvements made by or on behalf of Tenant in the Premises which Landlord is not required to restore pursuant to Section 16(a)(i) hereof.

     17. Eminent Domain. If the entire Building or a substantial part thereof or any part thereof which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking, and without apportionment of the award to or for the benefit of Tenant. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Real Property, the taking of which would, in Landlord's opinion, prevent the economical operation of the Building, or if the grade of any street or alley adjacent to the
Building is changed or any such street or alley is closed by any competent authority, and such taking, damage, change of grade or closing makes it necessary or desirable to remodel the Building to conform to the taking, damage, changed grade or closing, Landlord shall have the right to terminate this Lease upon not less than ninety (90) days, written notice to Tenant prior to the date of termination designated in the notice. In either of the events above referred to, Rent at the then current rate shall be apportioned on a per diem basis and be payable to the date of the termination. No money or other consideration shall be payable by Landlord to Tenant for the right of termination. Tenant shall have no right to claim or share in any condemnation award, whether for a total or partial taking, for loss of Tenant's leasehold or improvements or other loss or expenses, or in any judgment for damages caused by any change of grade or street or alley closing.

     18.  Default; Rights and Remedies.

          (a) The occurrence of any one or more of the following matters constitutes a Default by Tenant under this Lease:

                 (i) Failure by Tenant to pay any Base Rent or Additional Rent within five (5) business days after the date when said rent is due and owing under the Lease;

                (ii) Failure by Tenant to pay, within ten (10) business days after Tenant's receipt of written notice thereof to Tenant, any other moneys required to be paid by Tenant under this Lease;

               (iii) Failure by Tenant to observe or perform any of the covenants in respect of assignment, subletting or other transfer of Tenant's interest under this Lease set forth in Section 14;
                (iv) Failure by Tenant to cure forthwith, promptly and with diligence after receipt of notice from Landlord, any hazardous condition which Tenant has created or permitted in violation of law or of this Lease;

                 (v) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant, unless a cure would take longer and
Tenant has begun to cure within 30 days and diligently pursues it to completion;

                (vi) The levy upon execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released or discharged within ten (10) business days from the date of such filing;

               (vii) Tenant vacates or abandons the Premises or fails to take possession of the Premises when available for occupancy
(the transfer of a substantial part of the operations, business and personnel of Tenant to some other location being deemed, without limiting the meaning of the term "vacates or abandons", to be a vacation or abandonment within the meaning of this clause (vii), unless Tenant thereafter continues to pay the Rent due under this Lease;

              (viii) Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

                (ix)     A trustee or receiver is appointed for
Tenant or for the major part of its property and is not discharged within sixty (60) days after such appointment;

                 (x) Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors, are instituted (A) by Tenant or (B) against Tenant and are allowed against it or are consented to by it or are not dismissed within sixty (60) days after such institution; or

                (xi) Any matter described elsewhere in this Lease as a Default and Tenant fails to cure such Default for thirty (30) days after written notice thereof from Landlord to Tenant, unless a cure would take longer and Tenant has begun to cure within 30 days and diligently pursues it to completion.

          (b) If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it at law or in equity or elsewhere in this Lease:

                 (i)     Landlord may terminate this Lease by
giving
to Tenant written notice of Landlord's election to do so, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

                (ii) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving written notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

               (iii)     Landlord may enforce the provisions of
this
Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including without limitation injunctive relief, and for the accelerated payment of all moneys due or to become due from Tenant under any of the provisions of this Lease.

          (c) If Landlord exercises any of the remedies provided for in subparagraphs (i) and (ii) of the foregoing Section 18(b), Tenant shall surrender possession of and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises by process of law, full and complete license so to do being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer, and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by law or in equity.

          (d) If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full
Term. In addition and regardless of whether Landlord terminates Tenant's right of possession to the Premises, Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord shall use reasonable efforts to mitigate its damages, but Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant with regard to any reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and in connection therewith Landlord may change the locks to the Premises, and Tenant shall upon written demand pay the cost thereof together with Landlord's expenses of reletting. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting, and second to the payment of Rent herein provided to be paid by Ten-ant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing or paid as a result of acceleration or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such re-entry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

          (e) In the event of the termination of this Lease by Landlord as provided for by subparagraph (i) of Section 18(b), Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (i) the aggregate sum which at the time of such termination represents the excess, if any, of the present value on the aggregate rents at the same annual rate for the remainder of the
Term as then in effect pursuant to the applicable provisions of Sections 3 and 4 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present value to be computed in each case on the basis of a seven percent (7%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated; and (iii) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of rent.

          (f) All property removed from the Premises by Landlord pursuant to any provisions of this Lease or by law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and
Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and for storage charges for such property so long as the same shall be in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall, at Landlord's option, be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale, without further payment or credit by Landlord to Tenant.

          (g) In the event that at any time during the term of this
Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorneys' fees and paralegal fees and disbursements incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred prior to trial, at trial and at all levels of appeal and post judgment proceedings.

          (h) Landlord shall be in default under this Lease if Landlord fails to perform any obligation under this Lease and such failure continues for thirty (30) days after Tenant's written notice or such additional period as may be necessary to perform any such obligation provided that Landlord has commenced such performance within the thirty (30) day period and pursues such performance diligently thereafter. In the event of such default, Tenant may elect either (i) to cure such default and receive reimbursement from
Landlord for the Tenant's actual, reasonable expenses incurred in curing such default (including an amount equal to seven percent [7%]
of such expenses as an overhead and supervision fee), and in the event that Landlord fails to reimburse Tenant for such expenses within fifteen (15) days of Tenant's written demand, Tenant shall be entitled to offset such costs against Rent, or (ii) to enforce Landlord's obligations under this Lease, but in no event shall Tenant be entitled to terminate this Lease except as specifically provided in Section 7 or to seek damages, actual or consequential, except to the extent of Tenant's actual, reasonable expenses incurred in curing
Landlord's default as provided above.

          (i) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or any claim of injury or damage. In the event that Landlord commences any proceedings for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action brought by Tenant. However, Tenant shall not move to consolidate any such separate action with any action brought by Landlord for Rent or possession or both.

     19.  Subordination.

          (a) Landlord may have heretofore or may hereafter encumber with a mortgage the Building, the Land, the Real Property or any interest therein, and may have heretofore and may hereafter sell and lease back the Land, or any part of the Real Property, and may have heretofore or may hereafter encumber the leasehold estate under such lease with a mortgage or trust deed. (Any such mortgage or trust deed is herein called a "Mortgage" and the holder of any such mortgage is herein called a "Mortgagee". Any such lease if the underlying land is herein called a "Ground Lease" and the lessor under any such lease is herein called a "Ground Lessor". Any Mortgage which is a first lien against the Building, the Land, the Real Property, the leasehold estate under a Ground Lease or any interest therein is herein called a "First Mortgage" and the holder or beneficiary of any First Mortgage is herein called a "First Mortgagee".) Landlord hereby warrants and represents that the Building, Land and Real Property are not encumbered by a Mortgage or Ground Lease as of the date of this Lease.

          (b) If requested by a Mortgagee or Ground Lessor, Tenant will either (i) subordinate its interest in this Lease to said Mortgage or Ground Lease, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or
(ii) make certain of Tenant's rights and interest in this Lease superior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such Mortgagee or Ground Lessor; provided, however, Tenant covenants it will not subordinate this Lease to any Mortgage other than a First Mortgage without the prior written consent of the First Mortgagee. Tenant may condition delivery of any instrument subordinating Tenant's interest in this Lease to a Mortgage or a Ground Lease upon receipt of a non-disturbance and attornment agreement on the Mortgagee's or Ground Lessor's standard form which shall be reasonably satisfactory to Tenant.

          (c) It is further agreed that (a) if any Mortgage shall be foreclosed, or if any Ground Lease be terminated, (i) the liability of the Mortgagee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this
Lease shall exist only so long as such Mortgagee, purchaser or owner is the owner of the Building, Land or Real Property, and such liability shall not continue or survive after further transfer of ownership; and (ii) upon request of the Mortgagee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the Ground Lessor, if any Ground Lease shall be terminated, Tenant will attorn as Tenant under this Lease to the Ground Lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (b) this Lease may not be modified or amended so as to reduce the Rent or shorten the term provided hereunder, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the First Mortgagee or any Ground Lessor.

          (d) Should any prospective First Mortgagee or Ground Lessor require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, in the reasonable judgment of Tenant, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten
(10) days following the request therefor. Should any prospective Mortgagee or Ground Lessor require execution of a short form of lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the Term of this Lease), Tenant agrees to execute such short form of lease and deliver the same to Landlord within ten (10) days following the request therefor.

          (e) If Tenant fails within ten (10) days after written demand therefor to execute and deliver any instruments as may be necessary or proper to effectuate any of the covenants of Tenant set forth above in this Section 19, Tenant hereby makes, constitutes and irrevocably appoints any one of Landlord or its beneficiaries as its attorney in fact (such power of attorney being coupled with an interest) to execute and deliver any such instruments for and in the name of Tenant.

     20. Mortgagee Protection. Tenant agrees to give any First Mortgagee, by registered or certified mail, a copy of any notice or claim of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord's interests in leases, or otherwise) of the address of such First Mortgagee.
If required by the Mortgage, Tenant further will agree that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the First Mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such First Mortgagee has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default) before Tenant may exercise any right or remedy which it may have on account of any such default of Landlord.

     21.  Insurance and Subrogation.

          (a) Tenant shall carry insurance during the entire Term hereof and any extension thereof insuring Tenant, and insuring Landlord, the managing agent for the Real Property and their respective agents, partners and employees, as their interests may appear, with terms, coverages and in companies reasonably satisfactory to Landlord, Tenant shall maintain the following coverages in the following amounts:

                 (i) Public liability insurance with the broad form comprehensive general liability endorsement, including contractual liability insurance covering Tenant's indemnity obligations hereunder, in an amount not less than $1,000,000 combined single limit per occurrence, together with umbrella and excess liability coverage of $5,000,000.

                (ii) "All risk" physical damage insurance including fire, sprinkler leakage, vandalism and extended coverage for the full replacement cost of all additions, improvements and alterations to the Premises (except to the extent that such are contemplated by the Plans) and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises.

               (iii)     Business interruption or extra expense
insurance with limits not less than those carried by a prudent tenant.

                (iv)     Worker's compensation insurance in the
amounts required by applicable law.

     Tenant shall, prior to the commencement of the Term and from time to time during the Term, furnish to Landlord policies or certificates evidencing the foregoing insurance coverage. Tenant's policies shall state that such insurance coverage may not be reduced, canceled or not renewed without at least thirty (30) days' prior written notice to Landlord and Tenant (unless such cancellation is due to non-payment of premium, and in that case only ten (10) days' prior written notice shall be sufficient).

          (b) During the entire Term of this Lease, Landlord shall maintain the following coverages in the following amounts, naming Tenant as an additional insured:
                 (i) Public liability insurance with the broad form comprehensive general liability endorsement, including contractual liability insurance covering Tenant's indemnity obligations hereunder, in an amount not less than $1,000,000 combined single limit per occurrence, together with umbrella and excess liability coverage of $5,000,000.

                (ii) "All risk" physical damage insurance including fire, sprinkler leakage, vandalism and extended coverage for the full replacement cost of physical damage insurance on the Building, including all mechanical and electrical equipment therein, and the Land, together with adequate Boiler and Machinery coverage.

               (iii)     Business interruption or extra expense
insurance in amounts not in excess of those carried by a prudent landlord.

                (iv)     Worker's compensation insurance in the
amounts required by applicable law.

     Landlord shall, prior to the commencement of the Term and from time to time during the Term, furnish to Tenant policies or certificates evidencing the foregoing insurance coverage. Landlord's policies shall state that such insurance coverage may not be reduced, canceled or not renewed without at least thirty (30) days' prior written notice to Tenant and Landlord (unless such cancellation is due to non-payment of premium, and in that case only ten (10) days' prior written notice shall be sufficient).

          (c) Landlord and Tenant agree to have all fire and extended coverage and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the parties named as additional insureds entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, and Landlord's and Tenant's policies shall provide further that the insurer waives all rights of subrogation which such insurer might have against any of the named insureds. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant, and Tenant waives all claims for recovery from
Landlord and the managing agent of the Real Property and their respective agents, partners, servants and employees for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies.

     Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten
(10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

          (d) Tenant and Landlord shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authority, and shall not directly or indirectly make any use of the Premises or the Building or the Land which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage. Notwithstanding the foregoing if Tenant shall make any use of the Premises which may increase or has increased the cost of Landlord's insurance, Tenant shall pay the cost of such increased insurance upon demand.

     22. Nonwaiver. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord or Tenant to enforce any remedy on account of the violation of such condition, whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. It is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect any said notice, suit or judgment.

     23. Estoppel Certificate. Tenant agrees that from time to time upon not less than ten (10) days' prior request by Landlord, or any existing or prospective First Mortgagee or Ground Lessor, and Tenant will cause any subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant to, complete, execute and deliver to Landlord or Landlord's designee or to any First Mortgagee or Ground Lessor, a written estoppel certificate certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which the Rent and other charges have been paid; (c) that the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the
Premises have been completed in accordance with the terms hereof and
Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against Tenant under the Bankruptcy Code or the bankruptcy laws of any state; and
(g) such other matters as may be required by the Landlord, First Mortgagee, or Ground Lessor, including, without limitation, any other information concerning the status of this Lease or the parties, performance hereunder reasonably requested by the party to whom such estoppel certificate is to be addressed. Tenant's failure to complete, execute and deliver any such estoppel certificate within the aforesaid ten (10) day period shall be deemed to be a Default under Section 18 of this Lease.

     24. Corporate Authority. Landlord and Tenant each (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Landlord's and Tenant's respective corporations and constitutes the valid and binding agreement of the parties hereto in accordance with the terms hereof and (b) if either party so requests, the other party shall deliver to it, concurrently with the delivery of this Lease, certified resolutions of the board of directors (and shareholders, if required) authorizing the party's execution and delivery of this Lease and the performance of its obligations hereunder.

     25. Real Estate Brokers. Tenant represents and warrants that Tenant has directly dealt with and only with the Brokers in connection with this Lease and agrees to indemnify and hold Landlord, harmless from all losses, damages and liabilities, claims, liens, costs and expenses including, without limitation, reasonable attorneys' fees, arising from any claims or demands of any other broker or brokers or finders or any commission alleged to be due such other broker or brokers or finders claiming to have dealt with Tenant in connection with this Lease. Landlord shall be solely responsible for any commission due the Brokers pursuant to the terms and provisions of a separate agreement.

     26. Notices. All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Landlord to Tenant shall be mailed by United States registered or certified mail, return receipt requested, or sent by nationally recognized courier service such as Federal Express or Airborne, addressed to Tenant at 8619 Westwood Center Drive, Vienna, Virginia 22182, Attn: Ellen M. Kirsh,
General Counsel and Vice President. Any notices or demands from Landlord to Tenant may be signed by Landlord, the managing agent for the Real Property or any agent of any of them. Any notices or demands from Tenant to Landlord shall be mailed by registered or certified mail, return receipt requested, or sent by a nationally recognized courier service such as Federal Express or Airborne, addressed to Landlord at Landlord's address for payment of Rent. Either party may, upon notice to the other, change its address for receipt of notices or demands. All notices to or demands upon Landlord or Tenant shall be deemed served at the time the same were posted.

     27.  Miscellaneous.

          (a) Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any assignment, subletting, mortgage, lien, charge, or other transfer or encumbrance contrary to the provisions of this Lease.

          or of any of its conditions or provisions shall be binding upon
Landlord unless in writing signed by Landlord.

          (c) Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the managing agent or leasing agent of the
Real Property shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

          (d) The word "Tenant" whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one person or entity comprising Tenant, the liability of each shall be joint and several.

          (e) Clauses, plats, exhibits and riders, if any, affixed to this Lease are made an integral part hereof.

          (f) The headings of Sections are for convenience only and do not limit, expand or construe the contents of the Sections.

          (g) Time is of the essence of this Lease and of each and all provisions thereof.

          (h)  All amounts (including, without limitation, Base
Rent
and Additional Rent) owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at the annual rate equal to the lesser of eighteen percent (18%)
per annum or the highest non-usurious rate permitted by law.

          (i) The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of any other provisions of this Lease.

          (j) All understandings and agreements, oral or written, heretofore made between the parties hereto and any of their agents are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant.

          (k) Without limiting the provisions of Section 5 or any other provisions of this Lease, if Landlord fails to perform timely any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by Tenant (or Tenant's employees, agents, licensees, invitees or contractors) or any other cause beyond the reasonable control of Landlord, then Landlord shall not be deemed in default under this Lease as a result of such failure.

          (l) Any rights, reserved or granted to Landlord hereunder may be exercised by Landlord, its beneficiaries or the managing agent for the Real Property or their respective agents, employees, contractors or designees.

          (m) Any payment received from Tenant may be applied by Landlord at any time against any obligation due and owing by Tenant under this Lease, notwithstanding any statement appearing on or referred to in any remittance from Tenant or any prior application of such payment. If a petition under the Bankruptcy Code is initiated within ninety (90) days after receipt by Landlord of any such payment, the payment shall be deemed applicable to any unpaid obligations then due in the inverse order of their maturity.

     28. Landlord. The term "Landlord" as used in this Lease means only the owner of Landlord's interest in the Premises from time to time. In the event of any assignment, conveyance or sale, once or successively, of Landlord's interest in the Premises or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto. A mortgagee (or assignee under an assignment in connection with a Mortgage) shall not be deemed such a purchaser, grantee or assignee under this Section 31(a), unless and until the foreclosure of any Mortgage or the conveyance or transfer of Landlord's interest under this Lease in lieu of foreclosure, and then subject to the provisions of Section 19. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

     29. Title and Covenant Against Liens. Landlord's title is and always shall be paramount to the title of Tenant, and nothing in this
Lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Premises, the Building, the Land or against the Tenant's leasehold interest in the Premises and, in case of any such lien attaching, to immediately pay and remove same. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Premises, the Building or the Land, and any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises. If any such liens so attach and Tenant fails to pay and remove the same within ten (10) days after written demand by Landlord, such failure shall be an event of Default hereunder, and Landlord, at its election, may pay and satisfy the same, and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 27(h) hereof for amounts owed Landlord by Tenant, shall be deemed to be Additional Rent due and payable by Tenant immediately upon written notice from Landlord.

     30. Signage. With Landlord's prior written consent, which shall not be unreasonably withheld, and subject to compliance with all applicable codes and the other terms and provisions of this Lease, Tenant shall be entitled to erect Tenant's signage on the exterior face of the Building and/or on a pylon to be erected on the
Land in a location specified by Landlord and pursuant to signage specification approved by Landlord in writing; provided, however, in no event shall Tenant be entitled to mount any signage or other apparatus whatsoever on the roof of the Building or to may any penetrations of the roof membrane for any reason whatsoever or make or perform any alterations or improvements in any way affecting the roof or the roof membrane.

     31. Exculpatory Provisions. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of any Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of such Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by such Landlord, or for the purpose or with the intention of binding such Landlord personally, but are made and intended for the purpose only of subjecting such Landlord's interest in the Premises and the Real Property to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by such Landlord (or default through, under or by any of its beneficiaries, or any of the agents or representatives of said beneficiaries), Tenant shall look solely to the interests of such Landlord in the Premises and the Real Property.

     32.  Hazardous Substances.

          (a) Tenant agrees not to generate, store, use, treat or dispose of, nor to allow, suffer or permit the generation, storage, use treatment or disposal of, any "Hazardous Waste" or "Hazardous Substance" (as those terms are defined in Resource Conservation and Recovery Act, 42 U.S.C., Section 6901, et seq., as amended ("RCRA"), or the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Section 9601, et seq., as amended ("CERCLA"), and any rules and regulations now or hereafter promulgated under either of such acts) or any pollutants or other contaminant (including, without limitation, petroleum-related products) on, in, from or about the Premises, Building or the Real Property, except in strict accordance with applicable laws and regulations and following written notice of same to Landlord. Tenant shall and hereby does indemnify and hold Landlord harmless from and against any and all loss, damages, expenses, fees, claims, costs and liabilities (including, but not limited to, attorneys' fees and costs of litigation) arising out of or in any manner related to the "release" or "threatened release" of, and for any clean-up responsibility imposed upon owner under any federal, state or local law, ordinance, rule or regulations now or hereafter in effect, with respect to, any "Hazardous Waste" or "Hazardous Substance", or any pollutant, or other contaminant (including, without limitation, petroleum-related products) or environmental condition on, in from or about the Premises, Building or the Real Property or any portion thereof, which release or threatened release of pollutant or environmental condition arises out of act of Tenant or is in any manner related to Tenant's use or occupancy of the Premises, Building or Real Property an Tenant, its agents, employees, contractors or invitees. Tenant shall not be responsible for and shall have no liability with regard to any "Hazardous Waste" or "Hazardous Substance" or other pollutant or other contaminant or environmental condition established to be in, on, under or about the Building or the Land on the date of this Lease.

          (b) Landlord hereby warrants and represents that it has no actual, present knowledge or any "Hazardous Waste" or "Hazardous Substance" in, on, under or about the Building or the Land except as describe in that certain Preliminary Groundwater Investigation dated May 3, 1994, prepared by Dames & Moore and addressed to Landlord. In the event that any "Hazardous Waste" or "Hazardous Substance" or other pollutant or other contaminant or environmental condition is found in the Premises and/or the Building or the Land, Landlord shall remove and/or encapsulate and/or remedy the same, as required by applicable law at its sole cost and expense and shall otherwise comply with all federal, state and local rules, regulations, laws, statutes or ordinances pertaining thereto and Tenant shall have the right to obtain reimbursement from Landlord for all damages suffered by Landlord as a result of the presence and removal of such Hazardous Waste" or "Hazardous Substance" or other pollutant or other contaminant or environmental condition.
Landlord
shall and hereby does indemnify and hold Tenant harmless from and against any and all loss, damages, expenses, fees, claims, costs and liabilities (including, but not limited to, attorneys' fees and costs of litigation) arising out of or in any manner related to the "release" or "threatened release" of, and for any clean-up responsibility imposed upon owner under any federal, state or local law, ordinance, rule or regulations now or hereafter in effect, with respect to, any "Hazardous Waste" or "Hazardous Substance", or any pollutant, or other contaminant (including, without limitation, petroleum-related products) or environmental condition on, in from or about the Premises, Building or the Real Property or any portion thereof existing as of the date Tenant takes occupancy of the Phase 1 Space and the date Tenant takes occupancy of the Phase 2 Space, or which Landlord arises out of act of Landlord or is in any manner related to Landlord's use or occupancy of the Premises, Building or Real Property, or Landlord,its agents, employees, contractors or invitees introduces into the Premises, the Building or the land upon which it is situated, which release or threatened release of pollutant or environmental condition. Landlord shall not be responsible for and shall have no liability with regard to any "Hazardous Waste" or "Hazardous Substance" or other pollutant or other contaminant or environmental condition established to have been introduced by Tenant in, on, under or about the Building or the Land.

     33. Radon Gas. Section 404.056(7), Florida Statutes, requires the following disclosure: Radon is a naturally occurring radioactive gas that, when it has accumulated in building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     34. Competitors. Landlord hereby agrees and covenants that, so long as Landlord has not delivered notice to Tenant either terminating this Lease or terminating Tenant's right to possession of the Premises, or both, due to a Default, Landlord shall not knowingly (i) enter into any Lease of space within the Building with any direct competitor of America Online, Inc. ("AOL") or (ii) permit any sign or other advertising by a direct competitor of AOL to be placed on the Building or on the Land. For purposes of the foregoing covenant, a "direct competitor of AOL" shall be defined as an enterprise whose primary business is providing computerized on-line data and information services to subscribers and whose use of space in the Building or advertising facilities on the Building or the Land is directly related to such business.

     35.  Tenant's Supplemental Equipment.

          (a) Throughout the Lease Term, Tenant shall have the right to install and maintain, in locations in the Premises, in and on the
Building and on the property adjacent to the Building, that are reasonably acceptable to Landlord, satellite dishes, antennae and other communications equipment (the "Communications Equipment"), subject to the following conditions:

                 (i) Tenant, at its sole cost and expense, shall procure all necessary governmental permits and licenses for the installation, maintenance and/or use of the Communications Equipment, and shall at all times comply with all requirements of laws, ordinances and rules of all public authorities and insurance companies and all orders, rules and regulations of any public authority, which shall impose any order or duty upon Landlord or Tenant with respect to or affecting the Communications Equipment or arising out of Tenant's use or manner of use thereof.

                (ii)     Tenant shall promptly pay and discharge
all
out-of-pocket costs and expenses incidental to and/or connected with the furnishing, installation, maintenance and operation of, the Communications Equipment.

               (iii)     Installation of the Communications
Equipment
shall be at Tenant's sole expense. Tenant shall obtain Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, as to the location of the Communications Equipment and the manner in which such installation work is to be done. All plans and specifications concerning such installation shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. In no event shall the Communications Equipment be located on the roof of the Building, and in no event shall Tenant disturb the roof membrane or make any other penetration on the roof or the exterior facade of the Building.

                (iv) Tenant, at its sole cost and expense, shall maintain the Communications Equipment in a clean and safe manner throughout the entire Term, and shall comply with all applicable laws, ordinances and regulations. In addition, all repairs to the Building made necessary by reason of the furnishing, installation, maintenance or operation of the Communications Equipment or any replacements thereof shall be at Tenant's sole cost. Upon expiration or termination of this Lease, Tenant agrees that it will promptly remove the Communications Equipment and any wiring or accessories associated with the Communications Equipment and shall promptly repair any damage to the Building caused by the installation or removal of the Communications Equipment and related equipment, all at its sole cost and expense.

                 (v) Tenant, at its sole cost and expense, shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the Communications Equipment or as Landlord may otherwise require and shall provide Landlord with evidence of such insurance prior to installation. Landlord shall have no liability on account of any damage to or interference with the operation of the Communications Equipment, except that which is caused by the negligence or wilful misconduct by Landlord or its agents or by the failure of Landlord to observe any of the terms and conditions of the Lease.

          (b) Throughout the Term, Tenant shall have the right to install, operate and maintain an auxiliary generator (the
"Generator") to service Tenant's electric power needs in the Premises, subject to the following conditions:

                 (i) If the Generator is not entirely situated within the Premises, then the location of such Generator shall be subject to Landlord's written approval, and shall be screened from view in a manner and with materials reasonably required by Landlord.
In no event shall the Generator be located on the roof of the Building, and in no event shall Tenant disturb the roof membrane or make any other penetration on the roof or the exterior facade of the
Building.

                (ii) Tenant, at its sole cost and expense, shall procure all necessary governmental permits and licenses for the installation, maintenance and/or use of the Generator, and shall at all times comply with all requirements of laws, ordinances and rules of all public authorities and insurance companies and all orders, rules and regulations of any public authority, which shall impose any order or duty upon Landlord or Tenant with respect to or affecting the Generator or arising out of Tenant's use or manner of use thereof.

               (iii)     Tenant shall promptly pay and discharge
all
out-of-pocket costs and expenses incidental to and/or connected with the furnishing, installation, maintenance, operation and removal of the Generator.

                (iv) Installation of the Generator shall be at Tenant's sole expense. Tenant shall obtain Landlord's prior consent, which shall not be unreasonably withheld, conditioned or delayed, to the manner in which such installation work is to be done. All plans and specifications concerning such installation shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

                 (v) Tenant, at its sole cost and expense, shall maintain the Generator in a clean and safe manner throughout the entire Lease Term, and shall comply with all applicable laws, ordinances and regulations. In addition, all repairs to the Building made necessary by reason of the furnishing, installation, maintenance, operation or removal of the Generator or any replacements thereof shall be at Tenant's sole cost. Upon expiration or termination of this Lease, Tenant agrees that it will promptly remove the Generator and any wiring or accessories associated with the Generator and shall promptly repair any damage to the Building or the Project caused by the installation or removal of the Generator and related equipment, all at its sole cost and expense.

                (vi)     Tenant shall, at its sole cost and
expense,
maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the Generator or as Landlord may otherwise require and shall provide Landlord with evidence of such insurance prior to installation. Landlord shall have no liability on account of any damage to or interference with the operation of the Generator, except that which is caused by the negligence or wilful misconduct by Landlord or its Agents or by the failure of Landlord to observe any of the terms and conditions of the Lease.

          (c) Throughout the Term, Tenant shall have the right to install, operate and maintain, supplemental HVAC units (the "HVAC
Equipment"), subject to the following conditions:

                 (i) Tenant, at its sole cost and expense, shall procure all necessary governmental permits and licenses for the installation, maintenance and/or use of the HVAC Equipment, and shall at all times comply with all requirements of laws, ordinances and rules of all public authorities and insurance companies and all orders, rules and regulations of any public authority, which shall impose any order or duty upon Landlord or Tenant with respect to or affecting the HVAC Equipment or arising out of Tenant's use or manner of use thereof.

                (ii)     Tenant shall promptly pay and discharge
all
out-of-pocket costs and expenses incidental to and/or connected with the furnishing, installation, maintenance and operation of the HVAC Equipment.

               (iii) Installation of the HVAC Equipment shall be at Tenant's sole expense. Tenant shall obtain Landlord's prior consent, which shall not be unreasonably withheld, conditioned or delayed, to the locations of the HVAC units and the manner in which such installation work is to be done. All plans and specifications concerning such installation shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

                (iv) Tenant, at its sole cost and expense, shall maintain the HVAC Equipment in a clean and safe manner throughout the entire Lease Term, and shall comply with all applicable laws, ordinances and regulations. In addition, all repairs to the Building made necessary by reason of the furnishing, installation, maintenance, operation or removal of the HVAC Equipment or any replacements thereof shall be at Tenant's sole cost. Upon expiration or termination of this Lease, Tenant agrees that it will promptly remove the HVAC Equipment and any wiring, conduit or accessories associated with the HVAC Equipment and shall promptly repair any damage to the Building or the Project caused by the installation or removal of the HVAC Equipment and related equipment, all at its sole cost and expense.

                 (v)     Tenant shall, at its sole cost and
expense,
maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the HVAC Equipment or as Landlord may otherwise require and shall provide Landlord with evidence of such insurance prior to installation. Landlord shall have no liability on account of any damage to or interference with the operation of the HVAC Equipment, except that which is caused by the negligence or wilful misconduct by Landlord or its Agents or by the failure of Landlord to observe any of the terms and conditions of the Lease.
                (vi) Tenant, at its sole cost and expense, shall cause the utilities used by the HVAC Equipment to be separately metered and shall pay for such utilities.

          (d) Throughout the Lease Term, Tenant shall have the right to install, maintain and remove fiber cabling and other telecommunications wiring within the plenum above the drop ceiling.

     36. ADA Requirements. Tenant shall be solely responsible for assuring that any Alterations to the Premises other than the Tenant Improvements shall comply in all respects with the Americans with Disabilities Act, 11 U.S.C. Section 12181, et seq. (the "ADA"), and Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all loss, cost or damage (including, without limitation, reasonable attorneys' fees and costs through any appellate proceedings) resulting from any claim, complaint, action, order, directive, decree or finding that the Premises or any portion thereof as a result of any alterations by Tenant do not comply with the ADA. Landlord shall be solely responsible for assuring that the public and common areas of the office space in the Building shall comply in all respects with the ADA, and Landlord shall indemnify Tenant and hold Tenant harmless from and against any and all loss, cost or damage (including, without limitation, reasonable attorneys' fees and costs through any appellate proceedings) resulting from any claim, complaint, action, order, directive, decree or finding that such areas do not comply with the ADA. Where alterations made by either Landlord or Tenant following the date of this Lease trigger "path of travel" requirements under the ADA, the party making such alterations shall be responsible for satisfying such requirements.

     37. Contingencies. The rights and obligations of Landlord and
Tenant hereunder shall be contingent upon (i) Landlord's entering into the Construction Contract with the Contractor within four (4) business days of the date hereof, (ii) Landlord's and Tenant's each depositing into escrow the initial amount of $1,003,052.98 pursuant to Section 6(a)(iv) within the period provided therein, and (iii) issuance by the City of Jacksonville, within ten (10) days of the date of this Lease, of a building permit for the Tenant Improvements.
In the event that any or all of the foregoing contingencies are not satisfied within the applicable period(s), either party may terminate this Lease at any time thereafter, until satisfaction of all such contingencies, upon written notice to the other party.

     IN WITNESS WHEREOF, this Lease was executed as of the Effective
Date.

Signed, sealed and delivered
in the presence of:                LANDLORD:

                                   JACKSONVILLE CENTER, INC., a
                                   Florida corporation

/S/ DALE GLANTON______________      By:__/S/ ARIS NEWTON__________
Name: Dale Glanton____________        Name:__Aris Newton__________
                                      Title:_President____________
/S/ DAWN FLEMING______________
Name:_Dawn Fleming____________



                                   TENANT:

                                   AMERICA ONLINE, INC., a Delaware
                                   corporation

_/S/ SHEILA BURKE_____________      By:_/S/ LENNERT J LEADER______
Name:_Sheila Burke____________        Name:_Lennert J Leader______
                                      Title:_Senior V.P & CFO_____
_/S/ STUART M WEINSTEIN_______
Name:_Stuart M Weinstein______



5132-002-267396.08

                            EXHIBIT A

                            PREMISES



                           EXHIBIT A-1

PREMISES DEPICTING PHASE 1 SPACE AND PHASE 2 SPACE


                           EXHIBIT A-2

             SITE PLAN SHOWING TENANT'S PARKING AREA


                           EXHIBIT A-3

TEMPORARY SPACE

                            EXHIBIT B
RULES AND REGULATIONS


     1. The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, escalators and elevators shall not be obstructed or used for any purpose other than ingress and egress to and from the Premises. No bicycle or motorcycle shall be brought into the Building or kept on the Premises without the consent of Landlord.

     2. No freight, furniture or bulky matter of any description will be received into the Building or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord, and then only having been scheduled in advance. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

     3. Landlord shall have the right to prescribe the weight, position and manner of installation of safes and/or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution. All damage done to the Building by reason of a safe or any other article of Tenant's office equipment being on the Premises shall be repaired at the expense of Tenant. The time and manner of moving safes and/or other heavy equipment shall be subject to prior approval by Landlord.

     4. Only persons authorized by Landlord will be permitted to furnish ice, drinking water, towels, barbering, shoe shining, floor polishing and other similar services to Tenant on the Premises, and only at hours and under regulations fixed by Landlord.

     5. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time, place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building.

     6. Landlord shall have the right to prohibit any advertising about the Building by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

     7. Tenant shall not place, cause or allow to be placed any sign or lettering whatsoever, at, in, about or upon the Premises, except in and at such places as may be designated by Landlord and consented to by Landlord in writing. All lettering and graphics on corridor doors shall conform to the standard prescribed by Landlord.

     8. Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

     9. All persons in or entering the Building shall be required to comply with the security policies of the Building. Landlord will provide all security services for the Building, provided that if Tenant desires any additional security service for the Premises, Tenant shall have the right (with the advance written consent of Landlord) to obtain such additional service at Tenant's sole cost and expense.

     10. Only workmen approved by Landlord may be employed for repairs, installation, alterations, painting, material moving and other similar work that may be done on the Premises.

     11. Except as otherwise provided in the Lease, Tenant shall not do any cooking or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, or permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord and only under regulations fixed by Landlord. Tenant may, however, operate a kitchen by and for its employees in accordance with the terms and provisions of this Lease.

     12. Tenant shall not bring or permit to be brought or kept in or on the Premises any inflammable, combustible, corrosive, caustic, poisonous or explosive fluid, material, chemical or substance, or cause or permit any odors to permeate in or emanate from the Premises.

     13. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Premises. No boring, cutting or stringing of wires shall be permitted, except with the prior written reasonable consent of Landlord. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord.

     14. No locks or bolts of any kind, other than Tenant's badge-lock system shall be placed on any door in the Building or the
Premises and no lock on any door therein shall be changed or altered in any respect. Landlord shall furnish two keys for each lock on doors in the Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. All keys shall be returned to Landlord upon the termination of this Lease. Landlord may be at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times, and left locked when the Premises are not in use.

     15. Tenant shall give immediate notice to Landlord in case of accidents in the Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

     16. Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproduction except in connection with its own business.

     17. Tenant shall not use or permit any portion of the Premises to be used as an office for a public stenographer or typist, offset printing, the sale of liquor or tobacco, a barber or manicure shop, an employment bureau, a doctor's or dentist's office, a dance or music studio, any type of school, or for any use other than those specifically granted in this Lease.

     18. Tenant shall not advertise for laborers giving the Premises as an address, nor pay laborers at a location in the Premises. The foregoing shall not be deemed to prohibit Tenant from advertising for and hiring employees consistent with Tenant's Permitted Use.

     19.  [DELETED]

     20. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Premises, to such a degree as to be objectional to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise and vibration.

     21. No draperies, shutters or other covering may be installed by Tenant between the Building Standard window covering and the exterior windows or walls. Installation and use of lighting which is visible from the exterior of the Building, except for Building Standard lights, are subject to the prior written approval of Landlord.

     22. Except as otherwise provided in the Lease, Tenant shall not place, install or operate within the Premises or any other part of the Building any engine, stove or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

     23. No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

                            EXHIBIT C

                  ANNUAL AND MONTHLY BASE RENT

Lease Year of TermAnnual Base RentMonthly Base Rent
             $507,870.00*          $42,322.50*
             $525,645.45           $43,803.79
             $544,043.04           $45,336.92
             $563,084.55           $46,923.71
             $582,792.51           $48,566.04
             $603,190.24           $50,265.85
             $624,301.90           $52,025.16

* These provisions and amounts notwithstanding, Tenant shall be obligated to pay only the Base Rent for Phase 1 Space, as set forth in Section 3(c) of the Lease, prior to the delivery of Phase 2 Space in accordance with the requirements of the
Lease.

Renewal Option Term
             $646,152.47           $53,846.04
             $668,767.81           $55,730.65
             $692,174.68           $57,681.22



                            EXHIBIT D

DESCRIPTION OF PLANS


Plans prepared by Architectural Associates dated April 30, 1995 under
Job No. 9502801 consisting of 2 pages, A-1 and A-2.